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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K
               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  August 14, 1996


                            QUARTERDECK CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


 Delaware                            0-19207                    95-4320650
 (STATE OR OTHER                 (COMMISSION FILE            (I.R.S. EMPLOYER
 JURISDICTION OF                     NUMBER)                IDENTIFICATION NO.)
 INCORPORATION)


             13160 Mindanao Way, Marina del Rey, California  90292
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)(ZIP CODE)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (310) 309-3700
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On August 14, 1996, Quarterdeck Corporation (the "Company") consummated the acquisition of the remaining shares of Limbex Corporation ("Limbex"), pursuant to the terms of an Agreement and Plan of Reorganization, dated as of August 13, 1996 (the "Reorganization Agreement"), by and among the Company, Limbex, and the shareholders of Limbex (the "Shareholders"). Prior to such acquisistion, Quarterdeck owned approximately 20% of the outstanding capital stock of Limbex. Limbex is the developer of the WebCompass product line. The acquisition of Limbex was effectuated by way of a merger (the "Merger") of a wholly-owned subsidiary of the Company with and into Limbex and as a result of the Merger Limbex became a wholly-owned subsidiary of the Company. In connection with the Merger, all of the outstanding shares of common stock of Limbex were converted into 1,309,890 shares of common stock of the Company (all of which is expected to be issued in the quarter ending September 30, 1996) and approximately $150,000 (which is expected to be paid in January of 1997.) In addition, the outstanding shares of preferred stock of Limbex were converted into the right to receive $3,599,753 from the Company on August 14, 1997 (the "Preferred Consideration Date"), which may be paid, at the Company's option, in cash, a number of shares of common stock of the Company equal to $3,599,753 divided by the average closing sales price of common stock of the Company for the period of five trading days ending on the trading day two trading days prior to the Preferred Consideration Date, or a combination of cash and shares of the Company's common stock. The Company also assumed vested options to purchase 102,991 of the shares of the Company's common stock.

         Pursuant to the terms of the Reorganization Agreement and the Escrow Agreement, dated as of August 13, 1996, by and among the Company, American Stock Transfer and Trust Company, as Escrow Agent, and certain of the Shareholders, a portion of the consideration will be placed in escrow to satisfy potential indemnification obligations of certain of the Shareholders under the Reorganization Agreement. In connection with the Merger, the Company and the Shareholders entered into a Registration Rights Agreement, dated as of August 13, 1996, pursuant to which the Shareholders are entitled to certain registration rights with respect to the shares of the Company's common stock to be issued in the Merger.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (a)    Financial Statements and Financial Statement Schedule of
Limbex;

          (b)    Pro Forma Financial Information.

          It is impracticable to file at this time the financial statements of Limbex and the pro forma financial information required by Item 7 of Form 8-K. Such financial statements and pro forma financial information will be filed when available, but in any event no later than October 28, 1996.
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          (c)    Exhibits.

                 99.1 Agreement and Plan of Reorganization among Quarterdeck Corporation, Limbex Corporation and the shareholders of Limbex Corporation, dated as of August 13, 1996.

                 99.2    Escrow Agreement among Quarterdeck
                         Corporation, American Stock Transfer and
                         Trust Company, as Escrow Agent and certain of the shareholders of Limbex Corporation, dated as of August 13, 1996.

                 99.3    Registration Rights Agreement among
                         Quarterdeck Corporation and the shareholders
                         of Limbex Corporation, dated as of August 13,
                         1996.
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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    QUARTERDECK CORPORATION, a
                                    Delaware corporation


                                    By:  \s\ Frank R.Greico
                                         ------------------
                                    Name:    Frank R. Greico
                                    Title:   Senior Vice President and Chief
                                             Financial Officer
August 29, 1996